Exhibit 15

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-144798 and No. 333-147058), and Form F-3/A (No. 333-116044, No. 333-133330 and No. 333-148504) of our reports dated March 28, 2008, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of BluePhoenix Solutions Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2007.

/s/ Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel-Aviv, Israel
March 28, 2008